EXHIBIT 99.1

Pacific Green Enters Agreement to Secure Sites to Develop 1.0 GW / 2.5GWh of Battery Energy Parks in Victoria, Australia

Dover, DE, Oct. 06, 2023 (GLOBE NEWSWIRE) --  / Pacific Green Technologies, Inc.  ("Pacific Green"), (OTCQB: PGTK) announces that Pacific Green Technologies (Australia) Pty Ltd., a wholly-owned subsidiary of Pacific Green, has entered into an exclusivity agreement to secure strategic land sites in Portland, Victoria to develop 1.0 GW / 2.5 GWh of battery energy parks (the “Project”).

Following Pacific Green’s successful development and sale of its 99.98 MW / 99.98 MWh Richborough Energy Park in the United Kingdom for £74m (US$93m), this strategic entry into the Australian battery energy storage market is a significant expansion for Pacific Green’s Energy Parks division.

The Project will commence construction in 2024, with the energy park anticipated to be operational in 2026.

Joel Alexander, Pacific Green’s Managing Director, Australia, commented: “Since launching Pacific Green’s Australian office in Melbourne last year, we have initially focused on building an experienced management team to create our platform. By acquiring this site and project rights, we have now positioned Pacific Green to become one of the largest battery park developers in the Southern Hemisphere.”

Scott Poulter, Pacific Green’s CEO, added: “Building upon our successes with the sale of Pacific Green’s UK-based 99.98 MW / 99.98 MWh Richborough Energy Park and the continued development of 249 MW / 375 MWh Sheaf Energy Park, this milestone is a huge step in the continuing growth of Pacific Green Battery Energy Parks internationally.”

About Pacific Green Technologies, Inc.:

Pacific Green is focused on addressing the world’s need for cleaner and more sustainable energy. Pacific Green offers Battery Energy Storage Systems and Concentrated Solar Power to complement its environmental technologies division. Pacific Green has offices in the USA, United Kingdom, Australia, Saudi Arabia and China.

For more information, visit Pacific Green’s website:
www.pacificgreen.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the continued development of the Project, any potential business developments and future interest in Pacific Green’s battery, solar and environmental technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the continuation of the development of the Project, general economic and political conditions, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and Pacific Green assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Pacific Green believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in Pacific Green’s annual report on Form 10-K for the most recent fiscal year, Pacific Green’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Scott Poulter, Chairman & CEO
Pacific Green Technologies, Inc.
T: +1 (302) 601-4659

Joel Alexander, Managing Director
Pacific Green Technologies (Australia) Pty Ltd.
T: +61 497 335 833